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                                                                       EXHIBIT 1







                         FINANCIAL SECURITY ASSURANCE INC.
                                  AND SUBSIDIARIES

                    Condensed Consolidated Financial Statements

                                   June 30, 1997











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                         FINANCIAL SECURITY ASSURANCE INC.
                                  AND SUBSIDIARIES

                    CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                      SIX MONTHS ENDED JUNE 30, 1997 AND 1996


                                        INDEX


    FINANCIAL STATEMENTS:

    Condensed Consolidated Balance Sheets                  1
    Condensed Consolidated Statements of Income            2
    Condensed Consolidated Statements of Cash Flows        3
    Notes to Condensed Consolidated Financial Statements   4



The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining where its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.




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                         FINANCIAL SECURITY ASSURANCE INC.
                                  AND SUBSIDIARIES

                       CONDENSED CONSOLIDATED BALANCE SHEETS

                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   JUNE 30,     DECEMBER 31,
                                                    1997           1996
              ASSETS                                ----           ----

Bonds at market value (amortized cost of
   $1,099,965 and $1,054,678)                    $1,118,214     $1,068,677
Equity investments at market value (cost
   of $2,492 and $1,000)                              2,514          1,000
Short-term investments                              113,979         55,699
                                                 ----------     ----------

     Total investments                            1,234,707      1,125,376
Cash                                                 20,682          7,517
Deferred acquisition costs                          150,581        146,233
Prepaid reinsurance premiums                        169,112        151,224
Reinsurance recoverable on unpaid losses             29,799         29,875
Other assets                                         77,712         69,705
                                                 ----------     ----------

          TOTAL ASSETS                           $1,682,593     $1,529,930
                                                 ----------     ----------
                                                 ----------     ----------

LIABILITIES AND SHAREHOLDER'S EQUITY

Deferred premium revenue                         $  570,363     $  511,196
Losses and loss adjustment expenses                  74,013         72,079
Deferred federal income taxes                        44,396         41,682
Ceded reinsurance balances payable                   19,589         12,599
Payable for securities purchased                     52,065         14,142
Accrued expenses and other liabilities               60,958         62,900
                                                 ----------     ----------

          TOTAL LIABILITIES                         821,384        714,598
                                                 ----------     ----------

Common stock (637 and 660 shares authorized,
   issued and outstanding; par value of
   $23,560 and $22,727 per share)                    15,000         15,000
Additional paid-in capital                          650,370        654,470
Unrealized gain on investments (net of
   deferred income tax provision of $6,395
   and $4,899)                                       11,876          9,099
Accumulated earnings                                183,963        136,763

          TOTAL SHAREHOLDER'S EQUITY                861,209        815,332
                                                 ----------     ----------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY       $1,682,593     $1,529,930
                                                 ----------     ----------
                                                 ----------     ----------



              See notes to condensed consolidated financial statements.


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                         FINANCIAL SECURITY ASSURANCE INC.
                                  AND SUBSIDIARIES

                    CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                               (DOLLARS IN THOUSANDS)

                                                 SIX MONTHS ENDED JUNE 30,
                                                    1997           1996
                                                 ----------     ----------
REVENUES:
   Net premiums written (net of
   premiums ceded of $37,427 and $32,476)          $94,679        $64,865

   Increase in deferred premium revenue            (42,344)       (22,381)
                                                 ---------      ---------

   Premiums earned (net of premiums ceded of
      $19,266 and $21,167)                          52,335         42,484

   Net investment income                            32,886         30,103

   Net realized gains                                1,384          1,457

   Other income                                      4,537            163

TOTAL REVENUES                                      91,142         74,207
                                                 ---------      ---------

EXPENSES:

   Losses and loss adjustment expenses
   (net of reinsurance recoveries of
   $884 and $1,131)                                  4,441          3,155

   Policy acquisition costs                         13,349         12,620

   Other operating expenses                          8,387          6,674
                                                 ---------      ---------

TOTAL EXPENSES                                      26,177         22,449
                                                 ---------      ---------

INCOME BEFORE INCOME TAXES                          64,965         51,758

Provision for income taxes                          17,766         13,293
                                                 ---------      ---------

          NET INCOME                               $47,199        $38,465

                                                 ---------      ---------
                                                 ---------      ---------



              See notes to condensed consolidated financial statements.



                                          2
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FINANCIAL SECURITY ASSURANCE INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN THOUSANDS)

                                                 SIX MONTHS ENDED JUNE 30,
                                                 -------------------------
                                                    1997           1996
                                                    ----           ----

Cash flows from operating activities:

   Premiums received, net                        $  98,426      $  70,424

   Policy acquisition and other operating
     expenses paid, net                            (33,988)       (36,102)

   Recoverable advances received (paid)               (443)         7,628

   Loss and LAE paid, net                           (2,332)        (9,603)

   Net investment income received                   29,487         28,790

   Federal income taxes paid                        (6,152)       (15,240)

   Other, net                                        1,370          1,807
                                                 ---------      ---------
     Net cash provided by operating activities      86,368         47,704
                                                 ---------      ---------
Cash flows from investing activities:

   Proceeds from sales of bonds                    470,721        458,659

   Purchases of bonds                             (482,437)      (457,287)

   Sale of subsidiary                                4,086

   Purchases of property and equipment              (1,638)        (1,225)

   Net increase in short-term securities           (56,935)       (24,436)
                                                 ---------      ---------

     Net cash used for investing activities        (66,203)       (24,289)
                                                 ---------      ---------

Cash flows from financing activities:

   Stock repurchase                                 (7,000)

   Dividends paid                                                 (18,000)
                                                 ---------      ---------

     Net cash used for financing activities         (7,000)       (18,000)
                                                 ---------      ---------


Net increase in cash                                13,165          5,415

Cash at beginning of period                          7,517            555
                                                 ---------      ---------

Cash at end of period                            $  20,682      $   5,970
                                                 ---------      ---------
                                                 ---------      ---------


              See notes to condensed consolidated financial statements.



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                         FINANCIAL SECURITY ASSURANCE INC.
                                  AND SUBSIDIARIES

                NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996


1.  ORGANIZATION AND OWNERSHIP

    Financial Security Assurance Inc. (the Company), an indirect wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is primarily engaged in the business of providing financial guaranty insurance on asset-backed financings and municipal obligations.

2.  BASIS OF PRESENTATION

    The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows at June 30, 1997 and for all periods presented, have been made.

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 1996 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.
 The results of operations for the periods ended June 30, 1997 and 1996 are not necessarily indicative of the operating results for the full year.

    Certain amounts in the 1996 financial statements have been reclassed to conform to the 1997 presentation.


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